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                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM 8-K

                                                  CURRENT REPORT

                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934

                        Date of Report (Date of earliest event reported): November 19, 2002

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                           001-9936                              95-4137452
     (State or principal jurisdiction of          (Commission file                       (I.R.S. employer
       incorporation or organization)                  number)                          identification no.)

                                             2244 Walnut Grove Avenue
                                                  (P.O. Box 800)
                                            Rosemead, California 91770
                           (Address of principal executive offices, including zip code)

                                                   626-302-2222
                               (Registrant's telephone number, including area code)

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Items 1 through 4 and 6 through 9 are not included because they are inapplicable.

This current report includes forward-looking statements.  These forward-looking statements are based on current expectations and projections about future events based upon knowledge of facts as of the date of this current report and assumptions about future events.  These forward-looking statements are subject to various risks and uncertainties that may be outside the control of Edison International and its subsidiaries.  Edison International has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 5.  Other Events

Standard & Poor's Downgrade of Mission Energy Companies

Mission Energy Holding Company is a wholly-owned, indirect subsidiary of Edison International.  On November 25,
2002, Standard & Poor's Ratings Service downgraded Mission Energy Holding Company's senior debt rating to B- from
BB-.  Standard & Poor's also lowered its credit ratings on Mission Energy Holding Company's wholly-owned subsidiary, Edison Mission Energy (senior unsecured debt to BB- from BBB-), and Edison Mission Energy's wholly-owned, indirect subsidiaries, Edison Mission Midwest Holdings Co. (syndicated loan facility to BB- from
BBB-) and Edison Mission Marketing & Trading, Inc. (senior unsecured credit rating to BB- from BBB-).  Standard &
Poor's has assigned a negative rating outlook for each of the companies that was downgraded.

Like the ratings downgrade action taken by Moody's Investor Service on October 1, 2002, with respect to Mission
Energy Holding Company and the other affected companies, the Standard & Poor's ratings actions do not trigger any defaults under the credit facilities of Mission Energy Holding Company or any of the other affected companies, but the changed Standard & Poor's ratings will increase the borrowing costs under certain of those facilities.

Edison Mission Energy also anticipates that sales of power from its First Hydro, Homer City, and Midwest
Generation plants may require additional credit support over the next twelve months, depending on market conditions and the strategies adopted for the sale of this power.  Edison Mission Energy continues to project the potential working capital support for this to be between $100 million and $200 million from time to time over the next twelve months.  Edison Mission Energy does not believe that the ratings actions taken by Standard & Poor's cause it to increase this projection.

Lakeland Project and TXU Europe

Edison Mission Energy's  wholly-owned  Lakeland project operates a 220 MW combined cycle,  natural  gas-fired power plant located in the United  Kingdom.  Ownership of the project is held through  Edison Mission  Energy's  indirect subsidiary,  Lakeland Power Ltd.,  which sells power  generated from the plant pursuant to a power sales  agreement with Norweb Energi Ltd, which is
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a direct  subsidiary of TXU (UK) Holdings Limited (TXU UK) and an indirect  subsidiary of TXU Europe Group plc (TXU
Europe).

On November 19, 2002, TXU UK and TXU Europe, together with a related entity, TXU Europe Energy Trading Limited
(TXU Energy), entered into formal administration proceedings in the United Kingdom (similar to bankruptcy proceedings in the United States).  As a result of these actions and their effect on Norweb Energi and Edison
Mission Energy's contractual arrangements with other parties, the plant currently is not operating.

Edison Mission Energy believes it likely that, in accordance with English legal procedures, it will be confirmed shortly that Lakeland Power Ltd. is under no further obligations under the power sales agreement with Norweb
Energi.  If it is confirmed that the power sales agreement has been brought to an end, Edison Mission Energy could operate the Lakeland project as a merchant plant, but because of depressed power prices in the UK market, it may not be able to do this profitably in the near term.  Edison Mission Energy believes that the project will have valid claims in the administration proceedings of one or more of the TXU entities currently under administration, but cannot provide assurance of the amount, time of recovery, or ultimate success of these claims.  Furthermore, defaults exist under the agreements governing the project's indebtedness, which if continuing could permit the project's lenders to foreclose upon the project.  Edison Mission Energy is in discussions with the project's lenders concerning these developments and, in the meantime, cash disbursements from the project's bank accounts require the lenders' approval.  Although Lakeland Power Ltd. is evaluating future business plans under these conditions, there is no assurance that the project's lenders will not foreclose upon the project or that Lakeland Power Ltd. will not enter into formal administration or other bankruptcy proceedings.

Although cash is held by the project, Edison Mission Energy does not anticipate any distributions from the project unless and until these matters are resolved in a manner that permits the project to operate profitably and/or a substantial claim is recovered from the TXU Europe group's administration proceedings.  The bank loans of Lakeland Power Ltd are non-recourse to Edison Mission Energy.  Furthermore, the defaults on these loans do not cross-default to any other indebtedness of Edison Mission Energy or its affiliates.  A foreclosure by the project's lenders or the effect of administration or other bankruptcy proceedings could result in the loss of
Edison Mission Energy's entire investment (approximately $70 million at October 31, 2002).  As disclosed in
Edison International's quarterly report on Form 10-Q for the quarter ended September 30, 2002, Edison Mission
Energy plans to complete an asset impairment evaluation taking into consideration continuing developments with respect to the power sales agreement during the fourth quarter of 2002.

California Public Utilities Commission Litigation Settlement Agreement

As disclosed in Edison International's quarterly report on Form 10-Q for the quarter ended September 30, 2002,
Edison International's subsidiary, Southern California Edison Company, is a party to a litigation settlement agreement with the California Public Utilities Commission providing for Southern California Edison to recover its past electricity procurement costs.  The settlement agreement is being challenged on appeal to the United States
Court of Appeals for the
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Ninth Circuit, which certified questions to the California Supreme Court about whether the settlement agreement violated California laws.  Southern California Edison filed a brief requesting that the California Supreme Court accept the case, reformulate one of the questions, and answer the questions as reformulated.  On November 20,
2002, the California Supreme Court issued an order indicating that it would hear the case, agreeing to reformulate one of the questions as requested by Southern California Edison, and setting a briefing schedule that concludes in March 2003.  The order also granted Southern California Edison's request for calendar preference, indicating that the Court would set the matter for hearing as soon as possible upon completion of briefing.
Southern California Edison does not know when the California Supreme Court will hear the matter or issue its answers to the certified questions.

                                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 EDISON INTERNATIONAL
                                                            (Registrant)

                                                                       KENNETH S. STEWART
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                                                                       KENNETH S. STEWART
                                                        Assistant General Counsel and Assistant Secretary

November 27, 2002